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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) January 30, 1998
                                                        ----------------


                                 PSINet Inc.
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            (Exact name of registrant as specified in its charter)


       New York                     0-25812                     16-1353600
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(State or other jurisdiction     (Commission                 (IRS Employer
  of incorporation)              File Number)              Identification No.)


510 Huntmar Park Drive, Herndon, Virginia                               20170
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code (703)904-4100
                                                   -------------

         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.
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          On January 30, 1998, PSINet Inc. (the "Company") completed the acquisition of approximately 69% of the common shares ("iSTAR Shares") of iSTAR internet inc. ("iSTAR"), a Canadian Internet solutions company providing advanced Internet services for businesses, institutions and individuals. The 69% interest in iSTAR represents approximately 21.7 million iSTAR Shares. The iSTAR Shares were validly deposited by iSTAR's shareholders pursuant to the Company's January 6, 1998 cash offer to purchase all of the outstanding common shares of iSTAR (estimated to be 31,579,220 shares as of January 6, 1998) for cash consideration of Cdn. $0.75 (U.S. $0.52) per share (the "Offer"). All of the iSTAR Shares deposited as of 12:01 a.m. (Vancouver time) on January 28, 1998 have been taken up and paid for by the Company in cash. Notices of guaranteed delivery were received for approximately 1.1 million additional iSTAR Shares. These additional iSTAR Shares were taken up by the Company on February 2, 1998. As a result of an extension of the Offer, approximately 2.1 million additional iStar Shares were taken up by the Company on February 10, 1998, and a further
0.3 million iStar Shares (deposited pursuant to notices of guaranteed delivery) are expected to be taken up, which will bring the total number of iSTAR Shares purchased by the Company to approximately 80.5% of the outstanding iSTAR Shares.

          Financing for the acquisition of the iSTAR Shares was provided by Fleet National Bank ("Fleet"). Fleet provided the Company with a U.S. $20,000,000 facility maturing on the earlier of (i) the consummation of a public offering by the Company of its debt or equity securities or (ii) July 31, 1998. The loan provides for interest on the outstanding balance at a rate per annum equal to the prime rate plus 1.375%. Additionally, the loan has been incorporated into the Company's existing credit facility with Fleet and is secured by substantially all of the Company's assets, including a pledge of certain of its subsidiaries' stock (including, without limitation, the acquired iSTAR Shares).

          Since the Offer has been completed, the Company may (i) seek to call a special meeting of shareholders to consider a subsequent transaction for the purpose of enabling it to acquire all the iSTAR

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Shares not deposited under the Offer, or (ii) take such further action or decline to take any further action, as it deems appropriate under the circumstances.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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                 (a)        Financial Statements.
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                            The required financial statements and Auditors'
                            Report with respect to the acquired business referred to in Item 2 of this Report are incorporated by reference from pages I-1 through I-28 of the Company's Proxy Statement, dated December 19, 1997, relating to the Company's Special Meeting of Shareholders held on January 23, 1998, as filed with the Commission on December 22, 1997.


                 (b)        Pro Forma Financial Information.
                            -------------------------------

                            All pro forma financial information required by this item has been previously reported by the Company and is incorporated by reference to the Company's Current Report on Form 8-K, dated January 7, 1998, as filed with the Commission on such date.

                 (c)        Exhibits.
                            --------

                            Following is the index of Exhibits furnished in accordance with the provisions of Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K:


                            Exhibit No.              Description
                            ----------               -----------

                               23-1                  Consent of KPMG, Chartered
                                                       Accountants


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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  February 12, 1998                      PSINET INC.



                                               By:   /s/ David N. Kunkel
                                                   -------------------------
                                                    David N. Kunkel
                                                    Senior Vice President,
                                                     Secretary and General
                                                     Counsel
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